EXHIBIT 5

NOMINATING COMMITTEE CHARTER

EXCELSIOR PRIVATE MARKET FUND III (TI), LLC

EXCELSIOR PRIVATE MARKET FUND III (TE), LLC

EXCELSIOR PRIVATE MARKET FUND III (MASTER), LLC

(collectively, the “Excelsior Private Market Funds III”)

Nominating Committee Charter and Procedures

Organization

The Nominating Committee (the “Committee”) of each fund referred to above (each, the “Fund”) shall be composed solely of members of the Board of Managers (“Managers”) who are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“Independent Managers”). The Board of Managers (the “Board”) shall select the members of the Committee and each member shall serve until a successor is duly elected or such member is removed or resigns. The Board shall also designate the Chairperson of the Committee. The Committee shall meet with such frequency, and at such times, as determined by the Chairperson of the Committee or a majority of the Committee members. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The Committee may meet in person or by telephone, or other communication method by means of which all persons participating in the meeting can hear each other at the same time. The Chairperson will cause notice of each meeting, together with the agenda and any related materials, to be sent to each member, normally at least one week before the meeting. The Chairperson will cause minutes of each Committee meeting to be prepared and distributed to Committee members for approval. The Committee may ask legal counsel, representatives of the investment adviser, or others to attend Committee meetings and provide pertinent information as necessary.

Responsibilities

The Committee shall select and nominate persons for election or appointment by the Board as Managers of the Fund.

Evaluation of Potential Nominees

The Board believes that a Manager’s qualifications, experience, attributes and skills involve intangible elements, such as intelligence, work ethic, the ability to work together, to communicate effectively, to exercise judgment, to ask incisive questions, and to manage people and problems or to develop solutions. In evaluating potential Manager nominees (including any nominees recommended by Fund investors as provided below) in light of this standard, and to address certain legal and other requirements and considerations associated with composition of the Board, the Committee shall consider, among other factors it may deem relevant:

•	the character and integrity of the person;
•	whether or not the person is qualified under applicable laws and regulations to serve as a Manager of the Fund;

•	whether or not the person has any relationships that might impair his or her service on the Board;
•	whether nomination of the person would be consistent with Fund policy and applicable laws and regulations regarding the number and percentage of Independent Managers on the Board;
•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related fund complexes;
•	whether or not the person is willing to serve and is willing and able to commit the time necessary for the performance of the duties and responsibilities of a Manager of the Fund;
•	for nomination of a current Manager, whether or not the Manager has demonstrated a commitment to discharging the oversight responsibilities of a Manager; and
•	a demonstrated record of professional accomplishment.

When evaluating candidates for a position on the Board, the Committee shall consider the potential impact of the candidate, along with his/her particular experiences, on the Board as a whole. The diversity of a candidate’s background, experiences or individual qualities and attributes, when considered in comparison to those of other members of the Board, may or may not impact the Committee’s view as to the candidate.

Sources for Identification of Nominees

In identifying potential nominees for the Board, the Committee may consider candidates recommended by one or more of the following sources: (1) the Fund’s current Managers, (2) the Fund’s officers, (3) the Fund’s investors (see below) and (4) any other source the Committee deems to be appropriate. The Committee may, but is not required to, retain a third party search firm, at the Fund’s expense, to identify potential candidates.

Submission of Nominations

While the Committee is solely responsible for the selection and nomination of Managers, the Committee may consider nominees recommended by Fund investors. The Committee will consider recommendations for nominees from Fund investors sent to the Secretary of the Fund, Marina Belaya, at 100 Federal Street, Boston, Massachusetts 02110. A nomination submission must include all information relating to the recommended nominee that is required to be disclosed pursuant to Item 22(b) of Schedule 14A, as well as information sufficient to evaluate the factors listed above. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by Fund investors, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

Nomination of Managers

After a determination by the Committee that a person should be selected and nominated as a Manager of the Fund, the Committee shall present its recommendation to the full Board for its consideration.

Procedural Matters

The Committee shall meet periodically as it deems necessary, and shall prepare minutes of and report to the Board on its meetings.

The Committee shall have the authority to make reasonable expenditures, including expenditures to retain experts and counsel, related to the aforementioned duties and tasks that will be reimbursed by the Fund.

The Committee shall review the Charter and Procedures from time to time, as it considers appropriate.

Adopted: April 15, 2013

PROXY TABULATOR
P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call [1-800-690-6903]

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

PLEASE DO NOT VOTE USING MORE THAN ONE METHOD DO
NOT MAIL YOUR PROXY CARD IF YOU VOTE BY
INTERNET OR TELEPHONE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M83842-S29572 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

EXCELSIOR PRIVATE MARKETS FUND III (TI), LLC

Proposals – The Board of Managers recommends a vote FOR Proposals 1 and 2.	For	Against	Abstain

1. Approval of New Advisory Agreement	☐	☐	☐
2. Approval of New Sub-Advisory Agreement	☐	☐	☐
	For	Withhold
3. Election of Managers
Virginia G. Breen	☐	☐
Thomas F. McDevitt	☐	☐

4. In their discretion, on such other business as may properly come before the Meeting or any adjournment or postponement thereof.

If this proxy is properly executed and received by the Fund prior to the Meeting, the units in the Fund represented hereby will be voted in the manner directed on this proxy card. If no directions are given, this proxy will be voted “FOR” Proposals 1, 2 and the election of Managers in Proposal 3.

If this proxy is properly executed and received by the Fund prior to the Meeting, the units in the Fund represented hereby will be voted in the manner directed on this proxy card. If no directions are given, this proxy will be voted “FOR" each Proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please date and sign exactly as name appears on this proxy card. Individuals, joint tenants and IRA investors, please sign exactly as name appears on this proxy card. With respect to entity investors, each person required to sign under the investor’s governing documents must sign. Executors, administrators, trustees,

etc. should give their full title. If more than one authorized signatory is required, each signatory should sign. If units in the Fund are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Members, Proxy Statement, Annual Report and Semi-Annual Report are
available at www.proxyvote.com.

M83843-S29572

EXCELSIOR PRIVATE MARKETS FUND III (TI), LLC

PROXY SOLICITED ON BEHALF OF THE

BOARD OF MANAGERS FOR THE

SPECIAL MEETING OF MEMBERS TO BE HELD ON AUGUST 6, 2015

The undersigned hereby appoints ____________ and ______________ as proxy, with full power to appoint one or more substitutes, and hereby authorizes each of them (with full power to act alone) to represent and to vote, as designated on the reverse side, the units in Excelsior Private Markets Fund III (TI), LLC (the “Fund”) held of record by the undersigned on June 29, 2015, at the Special Meeting (the “Meeting”) of Members of the Fund to be held at the offices of Bank of America, 225 Franklin Street, Boston, MA 02110 on August 6, 2015 at [11:00 a.m.] (Eastern Time) and at any and all adjournments and postponements thereof, with all the powers the undersigned would possess if personally present at such Meeting, and hereby revokes any proxies that may previously have been given by the undersigned with respect to the units in the Fund covered hereby. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as specified on the reverse side on the proposals set forth in the Proxy. I acknowledge receipt of the Notice of Special Meeting of Members and the Proxy Statement dated __________, 2015.

Only properly executed proxies received before the Meeting will be voted at the Meeting or any adjournment or postponement thereof.